UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2014

Reynolds American Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street

Winston-Salem, North Carolina 27101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 336-741-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported in the Current Report on Form 8-K filed by Reynolds American Inc. (“RAI”) on October 15, 2013 (the “Prior 8-K”), on October 8, 2013, RAI entered into a Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, Credit Suisse AG, Cayman Islands Branch, Fifth Third Bank, Goldman Sachs Bank USA, Mizuho Bank, Ltd., Royal Bank of Canada and The Bank of Nova Scotia, as Documentation Agents, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA), LLC, Fifth Third Bank, Goldman Sachs Bank USA, Mizuho Bank, Ltd., RBC Capital Markets and The Bank of Nova Scotia as Joint Lead Arrangers and Joint Bookrunners, and various other lending institutions party thereto (the “Credit Agreement”). The Credit Agreement provides for a four-year, $1.35 billion senior unsecured revolving credit facility. RAI’s obligations under the Credit Agreement are guaranteed by certain of RAI’s subsidiaries, including its Material Subsidiaries (as defined in the Credit Agreement).

Pursuant to a notice it issued to the Administrative Agent on April 9, 2014, RAI borrowed $750 million under the Credit Agreement. The borrowed funds will bear interest at the reserve adjusted rate at which eurodollar deposits for one month periods are offered in the interbank eurodollar market plus an applicable margin based on the ratings of RAI’s senior, unsecured long-term indebtedness. The borrowing initially will bear interest at the rate of 1.46% per annum. Subject to RAI’s prepayment rights, loans under the Credit Agreement are required to be repaid on the maturity date of the Credit Agreement, October 8, 2017 (which date may be extended, with the agreement of the requisite lenders, in two separate one year increments).

The Credit Agreement contains customary events of default, including for noncompliance with covenants, that could result in the acceleration of all amounts and cancellation of all commitments outstanding under the Credit Agreement.

RAI anticipates using the proceeds of the borrowing for general corporate purposes of RAI and its subsidiaries, including: purchasing shares under RAI’s previously announced share repurchase program and/or extending loans to RAI’s subsidiary, R. J. Reynolds Tobacco Company (“RJRT”), which loans, in turn, may be used by RJRT to make payments under the 1998 master settlement agreement, and prior state settlement agreements, resolving state health-care cost recovery claims.

The Credit Agreement and the subsidiary guaranty related thereto are summarized in more detail in the Prior 8-K, are filed as Exhibits 10.1 and 10.2, respectively, to the Prior 8-K, and are incorporated herein by reference. The summaries of the provisions of these exhibits are qualified in their entirety by reference to such exhibits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 15, 2014

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	Senior Vice President, Deputy General Counsel and Secretary